UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2021

TRIBE CAPITAL GROWTH CORP I

(Exact name of registrant as specified in its charter)

Delaware	001- 40167	85-3901431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2700 19th Street

San Francisco, CA 94110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 567-9955

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-fourth of one Redeemable Warrant	ATVCU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	ATVC	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Class A Common Stock $11.50 per share	ATVCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the U.S. Securities and Exchange Commission (the “SEC”) together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (‘SPACs’)” (the “SEC Staff Statement”). As previously disclosed in the Notification of Late Filing on Form 12b-25, filed by Tribe Capital Growth Corp I (the “Company”) with the SEC on May 17, 2021, given the scope of the process for determining the appropriate accounting treatment of its outstanding warrants in accordance with the SEC Staff Statement and Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging: Contracts in an Entities Own Equity, the Company was unable to complete and file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (the “Form 10-Q”) by the required due date without unreasonable effort and expense.

On May 28, 2021, the Company received a letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with the requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed the Form 10-Q. The Notice has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq. The Notice states that the Company is required to submit a plan to regain compliance with Rule 5250(c)(1) within 60 days from the date of the Notice, or by July 27, 2021. If the plan is accepted by Nasdaq, then Nasdaq can grant the Company up to 180 calendar days from the due date of the Form 10-Q to regain compliance. Therefore, if Nasdaq grants such extension, the Company would have until November 22, 2021 to regain compliance. If the Company files the Form 10-Q within the allowed timeframe, it would regain compliance with Nasdaq’s rules.

Cautionary Statement Regarding Forward-Looking Statements

This report may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus relating to the Company’s initial public offering filed with the SEC on March 8, 2021 and in the Risk Factors section of other documents the Company files with the SEC from time to time. Copies of such filings are available for free on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this report, except as required by law.

Item 7.01	Regulation FD Disclosure.

On June 4, 2021, the Company issued a press release announcing its receipt of the Notice, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press Release dated June 4, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBE CAPITAL GROWTH CORP I
Dated: June 7, 2021
	By:	/s/ Arjun Sethi
Name: Arjun Sethi
Title: Chief Executive Officer